  Exhibit 10.27

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SECOND AMENDMENT TO THE

SUPPLY AGREEMENT GDN0094-23

THIS DOCUMENT REFERENCE GDN0328-23

This Second Amendment (“Amendment”) is made and entered to be effective as of the 20th of December, 2023 (“Effective Date”), by and between EVE UAM, LLC., a limited liability company organized under the laws of the State of Delaware, United States, having its principal place of business at 1400 General Aviation Drive, Melbourne, FL 32935, United States (“EVE”) and Embraer S.A., a corporation existing under the laws of the Federative Republic of Brazil, having its principal place of business at Avenida Brigadeiro Faria Lima, 2170, in the city of São José dos Campos, State of São Paulo, Brazil (“Embraer”) acting on behalf of Eve pursuant to the Master Services Agreement (defined below) (where the context requires, Eve and Embraer collectively, the “Buyer” or “Buyer Group”), and BAE Systems Controls Inc., a company existing under the laws of the state of Delaware and having its principal place of business at 1098 Clark Street, Endicott, New York, 13760 (“Supplier”), is in regard to the Supply Agreement ref. GDN0094-23 entered into by EVE, Embraer and Supplier on June 16th, 2023 for the supply of certain equipment and related services, as amended from time to time (collectively the “Original Agreement”).

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

WHEREAS, Buyer and Supplier have decided to revise certain terms of the Original Agreement;

WHEREAS, Embraer and EVE have entered into that certain Master Services Agreement, dated December 14th, 2021 (the “Master Services Agreement”), pursuant to which Embraer will render services to EVE, to among other things, select suppliers in connection with the development and production of the EVE-100, and, for purposes of this Agreement, Embraer is acting on behalf of EVE solely as a service provider pursuant to the Master Services Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

1

1-                  MODIFIED OR ADDED EXHIBITS

1.1                   Exhibit I, “Master Phase Plan” of the Original Agreement is hereby modified and replaced in its entirety by the following Exhibit attached hereto:

              Exhibit I                 Master Phase Plan

2-                  MODIFIED OR ADDED PROVISIONS

2.1                   Section 2.3 of the Original Agreement is hereby replaced in its entirety with the following:

2.3 Financing Contribution for the Program

With the exception of [***], Supplier must absorb and be solely liable and responsible for [***] in the performance of this Agreement. Notwithstanding the foregoing, Supplier is not obligated to incur any non-recurring costs and expenses, if such costs are related to a change or work outside the scope of the Agreement, or in order to meet Technical Requirements not agreed to by the Parties at the outset of this Agreement, or through any subsequent mutually agreed modification or amendment.

Supplier must comply to the requirements and procedures set forth in Exhibit M (Ground Support Equipment Agreement) for all supplier provided GSE (development program GSE, flight line GSE and GSE offered for customer sale).

The GSE Deliverable is:

[***]

[***]

Following Entry Into Service, Supplier’s effort for the [***] is included. [***] configuration will be mutually agreed based on [***]. Recurring pricing may be adjusted based on the updated cell prices in effect at that time of the upgrade.

Supplier acknowledges and agrees that Buyer, And/or Buyer Group, And/or OPPs, And/or BDC will have full title to all Products, including all GSE from the moment of their delivery to Buyer, And/or Buyer Group, And/or OPPs, And/or BDC pursuant to above terms, unless otherwise agreed to. Buyer will have full title to development Products.

Except as provided for in this Agreement the Buyer does not have any obligation or liability to Supplier for [***].

Notwithstanding the above, if pursuant to any other term of this Agreement any nonrecurring costs and expenses arising from or incurred in connection with this Agreement are agreed to be borne by Buyer, such non-recurring costs and expenses shall be the sole responsibility of EVE.

2

2.3.1 Non Recurring Expenditure Milestones

[***]

2.2                The following provision is added to the Original Agreement as Section 7.2.4:

7.2.4 Termination by Embraer Upon Certain Events

Notwithstanding the provisions of Section 7.2.1, Embraer shall be entitled to terminate its rights and obligations under this Agreement effectively immediately upon [***].  Except as otherwise provided below, Eve shall assume the ongoing rights and obligations of Embraer, if any, following such termination. For the avoidance of doubt, nothing in this Section 7.2.4 gives Eve the right to terminate this Agreement for the reasons set forth in [***], and the Parties expressly agree that Eve will continue to be a party to this Agreement after Embraer’s termination.

In the event that Embraer elects to terminate its rights and obligations under this Agreement in accordance with this Section 7.2.4, Embraer must provide the Supplier with [***].

The Termination Statement must set forth [***]

The respective amounts are due [***] from the date of said Termination

Statement. Each Party must promptly provide payment instructions to the other.

3-                ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties and jointly with this Amendment, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this Amendment, are hereby expressly ratified by the Parties, incorporated by reference and remain in full force and effect. In case of any conflict between this Amendment and the Original Agreement, this Amendment shall prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their duly authorized officers and to be effective as of the Effective Date above written.

3

By EMBRAER S.A.: /s/ Fernando Henrique Bertoncini ________________________________	/s/ Mauro Sasso _________________________
Name: FERNANDO HENRIQUE BERTONCINI	Name: MAURO SASSO
Title: Director, Procurement & Contracts	Title: Director, Procurement & Contracts

By EVE UAM LLC.: /s/ Eduardo Siffert Couto ________________________________	/s/ Luiz Felipe Ribeiro Valentini _________________________
Name: EDUARDO SIFFERT COUTO	Name: LUIZ FELIPE RIBEIRO VALENTINI
Title: CFO	Title: CTO

By SUPPLIER: /s/ Michael Turdo ________________________________	_____________________________
Name: Michael Turdo	Name:
ID: Contracts Administrator	ID:

4